                                   EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
                                                                      Six Months
Dollars in millions                                                     1998
--------------------------------------------------------------------------------
Earnings:
  Net income                                                            $ 718
  Add: income taxes                                                       384
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                       9
  Add: fixed charges, excluding interest
    on deposits                                                         4 275
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                      5 368

Add: interest on deposits                                               1 493
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                      6 861
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                            4 249
  Interest factor in net rental expense                                    26
--------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                         4 275
  Add: interest on deposits                                             1 493
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                         5 768
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                         1.26(a)
  Including interest on deposits                                         1.19(a)
--------------------------------------------------------------------------------

(a) For the six months ended June 30, 1998, the ratio of earnings to fixed charges, excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of the firm's global trust and agency services business and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities,was 1.27 excluding interest on deposits and 1.20 including interest on deposits.

                                   EXHIBIT 12

                       Computation of Ratio of Earnings to
              Combined Fixed Charges and Preferred Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
                                                                      Six Months
Dollars in millions                                                      1998
--------------------------------------------------------------------------------
Earnings:
  Net income                                                            $ 718
  Add: income taxes                                                       384
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                       9
  Add: fixed charges, excluding interest
    on deposits and preferred stock
    dividends                                                           4 303
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                                      5 396
  Add: interest on deposits                                             1 493
--------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                                      6 889
--------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
  deposits                                                              4 249
  Interest factor in net rental expense                                    26
  Preferred stock dividends                                                28
--------------------------------------------------------------------------------
Total fixed charges, excluding interest
    on deposits                                                         4 303
  Add: interest on deposits                                             1 493
--------------------------------------------------------------------------------
Total fixed charges, including interest
    on deposits                                                         5 796
--------------------------------------------------------------------------------
Ratio of earnings to fixed charges:
  Excluding interest on deposits                                         1.25(a)
  Including interest on deposits                                         1.19(a)
--------------------------------------------------------------------------------

(a) For the six months ended June 30, 1998, the ratio of earnings to fixed charges, excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of the firm's global trust and agency services business and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities,was 1.27 excluding interest on deposits and 1.20 including interest on deposits.